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                                                                   EXHIBIT 10.6

                                              Name: Hull Trading Company, L.L.C.
                                              Account No:

A.                            CUSTOMER AGREEMENT


To: MeesPierson Futures Clearing Services (Asia) Limited  Date: August 26, 1998



1.  Introduction/General

    (a) The following are the terms and conditions to which I/We will be subject upon opening, and in respect of, any account held by me/us with you.

    (b) The following definitions are used herein:

        - "the Agreement" means this document and the terms and conditions set out herein.

        -      "the Clearing House" means HKFE Clearing Corporation Limited;


        - "Commodities" shall include, but not be limited to, gold, silver and other physical commodities, monies, foreign currencies, securities (as defined from time to time in the Securities Ordinance), stocks, currency options, foreign exchange contracts, index options, index futures contracts, commodity forward or futures contracts, securities futures contracts, stock futures, commodity options, securities futures options, stock options, currency forward or futures contracts, financial futures and contracts for the future delivery of, or otherwise relating to, commodities, foreign currencies or securities;


        - "the CTO" means the Commodities Trading Ordinance, Chapter 250 of the Laws of Hong Kong as amended from time to time;


        - "the Customer" means me/us. In addition, "the Customer" wherever used shall where the Customer(s) is/are individual(s) include his/their respective executors and administrators and where the Customer is a sole proprietorship include his executors and administrators and his or their successors in the business and in the case of a partnership firm include the partners who are the partners of the firm at the time when the Customer's account or accounts are being maintained and their respective executors and administrators and any other person or persons who shall at any time hereafter be or have been a partner of and in the firm and his or their respective executors and administrators and the successors to such partnership business and where the Customer is a corporation include its successors;


        -      "the Exchange" means Hong Kong Futures Exchange Limited;

        -      "MeesPierson" means you;

        - "the SFC Ordinance" means the Securities and Futures Commission Ordinance, Chapter 24 of the Laws of Hong Kong as amended from time to time.

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        (c)    This Agreement is subject to and governed by the provisions of the CTO and Hong Kong law.

        (d) The rules and regulations of the Exchange and the Clearing House shall be binding on the Customer and MeesPierson. Those rules and regulations contain provisions requiring MeesPierson in certain circumstances to disclose the name and beneficial identity of the Customer.

        (e) MeesPierson, its directors and/or employees may trade on their own account and, subject to the provisions of the CTO and the SFC Ordinance, MeesPierson may take the opposite position to the Customer's order in relation to any futures/options contract, whether on MeesPierson own account or for the account of other customers of MeesPierson, provided that such trade is executed competitively on the floor in accordance with the rules and regulation of the Exchange or other exchanges governing the relevant markets.

        (f) unless otherwise confirmed in writing by MeesPierson and agreed by the Customer and MeesPierson, MeesPierson is acting solely as broker to any transactions made with MeesPierson by the Customer.

        (g) In all transactions referred to in the Agreement MeesPierson may contract as principal.

        (h) The terms and conditions of the Agreement shall inure to the benefit of, and bind MeesPierson, MeesPierson's successors and assigns, whether by merger, consolidation or otherwise, as well as the heirs, executors, administrators, legatees, successors, personal representatives and assigns of the Customer.

        (i) The Customer submits to the non-exclusive jurisdiction of the Court of Hong Kong in respect of all disputes, differences and claims relating to or arising out of the Agreement.

        (j) Notices, and any other communications may be transmitted to the Customer at the address, or telephone number or telex Number or fax number given herein, or at such other address or telephone number or telex number or fax number as the Customer hereafter shall notify MeesPierson in writing, and all communications so transmitted, whether by mail, fax, telegraph, telephone, messenger or otherwise, shall be deemed transmitted when telephoned or when deposited in the mail, or when received by a transmitting agent.

        (k) No provision of the Agreement shall in any respect be waived or amended unless such waiver or amendment is in writing and signed by an authorised officer of MeesPierson. This Agreement shall not be revoked by the Customer except in writing. Such revocation, however, shall not affect any transaction entered into by MeesPierson pursuant to the Agreement before written notice of the revocation has been received by MeesPierson.

        (l) MeesPierson may take or omit to take any action which it considers appropriate in order to ensure compliance with any such constitution, rules and regulations, including (without limitation) adjusting any account(s), disregarding any unexecuted order or rescinding any executed transactions.

        (m) If any provision hereof is inconsistent with any present or future law, rules or regulations of any exchange, or any authority having jurisdiction over the subject matter of the Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rules or regulations. In all other respects, the Agreement shall continue and remain in full force and effect.

        (n) Unless otherwise agreed, the Customer may not trade on margin and MeesPierson is under no obligation to make credit facilities available. Before MeesPierson conducts any transaction on the Customer's behalf, the Customer will put MeesPierson in funds to complete such

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               transaction. Notwithstanding the foregoing, and without prejudice to the other relevant provisions of the Agreement, the Customer will at all times be liable for the payment on demand of any debit balance or other obligation or liability owing on any account which may arise for whatever reason.

        (o) The Customer will indemnify MeesPierson and its officers, employees, agents and account executives for any loss, cost, claim, liability or expense arising out of or connected with any breach hereunder including any costs reasonably and necessarily incurred in collecting any debts due or in connection with the closure of any account.

        (p) The Customer authorises MeesPierson to conduct a credit enquiry or check on the Customer for the purpose of ascertaining the Customer's financial situation and investment objectives.

        (q) If any provision of the Agreement shall be held to be invalid or unenforceable by any Court or regulatory agency or body, such invalidity or unenforceability shall attach only to such provision. The validity of the remaining provisions shall not be affected thereby and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

        (r) Where the Agreement is signed by or on behalf of a firm or otherwise by or on behalf of more than one person:

               (i) any liability arising hereunder shall be deemed to be the joint and several liability of the partners in the firm of such persons as aforesaid;

               (ii) MeesPierson has no obligation to inquire into the purpose or propriety of any instruction or the application of any funds affected, by any partner of the firm or any such persons as aforesaid;

               (iii) notwithstanding any other arrangements which have been made between them, the rule of survivorship shall apply to all accounts and, on the death of any of them, all funds, securities and properties for the time being standing to the credit of any account and anything held by MeesPierson, whether by way of security or otherwise, shall be held to the order of the survivor(s);

               (iv) any one of them has full authority to give any instruction with respect to any account; to receive demands, notes, confirmations, reports, statements and other communications of any kind, such communications shall be binding on each of them notwithstanding that such communications have not been actually sent to or received by every one of them; generally to deal with MeesPierson in connection with the Agreement as fully and completely as if the others had no interest therein; and

               (v) the Agreement continues to be valid and binding for all purposes notwithstanding any change in the partnership or constitution of the firm by the introduction of a new partner or by the death, insanity or bankruptcy or retirement of any partner.

               If the Agreement is signed by or on behalf of more than one person and any one or more of such persons is not bound by the Agreement (whether by reason of his or their lack of capacity or improper execution of the Agreement or otherwise), the remaining person or persons shall continue to be bound by the Agreement as if such other person or persons had never been party hereto.

        (s) The Agreement shall remain in effect and binding on the Customer notwithstanding (i) any amalgamation or merger that may be effected by MeesPierson with any other company, (ii) any reconstruction by MeesPierson involving the formation of and transfer of the whole or any

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               undertakings and assets to a new company or (iii) the sale or transfer of all or any part of any undertakings and assets to another company whether the company with which MeesPierson amalgamates or merges or the company to which is transferred all or any part of any undertakings and assets either on a reconstruction or sale or transfer as aforesaid shall or shall not differ from in its objects, character or constitution; the Agreement shall remain valid and effectual in all respects, and that the benefit thereof and all rights conferred upon MeesPierson thereby may be assigned to and enforced by, any such company and proceeded on in the same manner to all intents and purposes as if such company had been named herein instead of or in addition to MeesPierson.

        (t) The Customer may not assign any contract entered into between the Customer and MeesPierson or any of the rights or obligations thereunder without the consent in writing from MeesPierson which consent MeesPierson shall not be under any obligation to give.


2. Orders


    (a) MeesPierson shall have no obligation to provide the Customer with information with respect to the Customer's positions and shall have no obligation but the right at the discretion of MeesPierson to close any position in any account MeesPierson may carry on the Customer's behalf. MeesPierson shall have the right (at the absolute discretion of MeesPierson, and without assigning any reason therefor) to refuse to act for the Customer in any particular transaction.

    (b) In case of the sale of any Commodities or other properties by MeesPierson at the direction of the Customer and the Customer's failure to supply MeesPierson therewith, the Customer authorises MeesPierson to borrow any Commodities, or other properties necessary to make delivery thereof, and the Customer agrees to guarantee, indemnify and hold MeesPierson harmless against any loss which MeesPierson may sustain thereby, any premiums which MeesPierson may be required to pay, or for any loss which MeesPierson may sustain by reason of the inability of MeesPierson to borrow the Commodities or other properties sold.

    (c) Liquidating instruction and sufficient good funds where necessary on open futures positions maturing in a current month must be given to MeesPierson at least two business days prior to the first notice day in the case of long positions and in the case of short positions, at least five business days prior to the last trading day. If instructions or good funds are not received by MeesPierson, MeesPierson may, without notice, liquidate the Customer's position upon such terms and by such methods which MeesPierson shall deem fit and, having done so, MeesPierson shall not be liable for any loss or liability which arises whether directly or indirectly as a result.

    (d) MeesPierson shall not be responsible for delays in the transmission of orders due to a breakdown or failure of transmission of communication facilities, or to any other cause or causes beyond the control or anticipation of MeesPierson. All orders, instructions or requests whether by letter, facsimile or otherwise or made orally are accepted and transmitted at the Customer's risk. On request the Customer shall confirm in writing verbal orders, instructions or requests. It is understood that the risk of instructions being given by persons purporting to be the Customer's authorised representatives is borne solely by the Customer and MeesPierson shall not be responsible nor liable for any loss that may result from any unauthorised instructions.

    (e) The Customer may not withdraw nor amend any order or instruction after the same has been given unless MeesPierson consents to such withdrawal or amendment. In giving consent to such withdrawal or amendment, MeesPierson may impose such conditions, including indemnities for costs and expenses, as it deems fit.


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    (f)   When MeesPierson on behalf of the Customer executes sell or buy orders, MeesPierson, MeesPierson's directors, officers, employees, and agents of MeesPierson and, any floor broker may buy or sell for an account in which any such person has interest, subject to the limitations and conditions, if any, contained in the constitution, rules, regulations, customs, usages, rulings, and interpretations then extant or in force of the Exchange or other market upon which such buy or sell orders are executed. MeesPierson may execute any order on behalf of the customer by way of a cross-trade.


3. Lien & Power of Sale


    (a) Without prejudice and in addition to any general lien, right of set-off or similar right to which MeesPierson may be entitled by law, all of the Customer's interest in any Commodities or other property held by MeesPierson for any purpose or carried by MeesPierson in any account for the Customer (either individually or jointly with others) or which may be in the possession of MeesPierson, or in the possession of any group companies of MeesPierson, at any time and for any purpose, including safe-keeping, shall be subject to a general lien in favour of MeesPierson. MeesPierson shall also have the right to cancel any open orders for the sale or purchase of any Commodities and/or sell such properties (and MeesPierson is authorised to do all such things necessary in connection with such sale) and utilise the proceeds to offset and discharge part or all of the obligations of the Customer to MeesPierson or to any of its group companies, regardless of whether any other person is interested in or MeesPierson has made advances in connection with such properties, and irrespective of the number of accounts the Customer may carry with MeesPierson.

    (b) Whenever MeesPierson considers it necessary, it may cancel any open orders for the sale or purchase of any Commodities and/or sell any Commodities or other property belonging to the Customer or in which the Customer has an interest with or without notice to the Customer. Such sale or purchase may be public or private and may be made without advertising or notice to the Customer and in such manner as MeesPierson may at its sole discretion determine. At any such sale MeesPierson may purchase the properties or any of them free of any right of redemption and in respect of any such sale MeesPierson shall have no liability for any loss incurred and the Customer will not make any claim against MeesPierson concerning the manner of sale or timing thereof. The proceeds of such transactions are to be applied to reduce the indebtedness owing to MeesPierson.

    (c) The Customer shall be liable for all losses whether or not the account is liquidated and for any debts and deficiencies in the Customer's accounts including all debts and deficiencies resulting from a liquidation of the Customer's account.

    (d) The Customer is bound by rule 631 of the Exchange which permits the Chief Executive of the Exchange to take steps to limit positions or require the closing out of contracts of the Customer who in the opinion of the Chief Executive are accumulating positions which are or may be detrimental to the Exchange's markets.

    (e) The Customer agrees to maintain such collateral and/or margin as MeesPierson may from time to time require. The Customer also agrees to pay immediately on demand any amount owing to MeesPierson with respect to any of the Customer's accounts. The Customer will be responsible for all the expenses incurred by MeesPierson in connection with the above and MeesPierson will not be liable for any loss that may thereby be incurred. MeesPierson may without demand or notice close out open positions. MeesPierson has reserved in the Agreement the right to close out any open position(s) without notice (j) when the margins on deposit with MeesPierson are exhausted, inadequate in the opinion of MeesPierson to protect it against possible price fluctuations or any adverse conditions or (ii) any other appropriate circumstances.

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       (f)    MeesPierson shall have the right to (i) satisfy any obligation the
              Customer may have to MeesPierson (either directly or by way of guaranty or suretyship) out of any properties belonging to the Customer in the custody or under the control of MeesPierson and
              (ii) cancel any outstanding orders in order to close the account or accounts of the Customer, all without demand for margin or additional margin, notice to the Customer, the Customer's heirs, executors, administrators, legatees, personal representatives or assigns, of sale or purchase or other notice of advertisement and whether or not the ownership interest shall be solely the Customer's or jointly with others, in the following circumstances:- (i) whenever MeesPierson at its sole discretion shall consider it necessary for the protection of MeesPierson, because of margin requirements or otherwise, or, (ii) in the event that a petition for bankruptcy or winding up (as the case may be), or notice of the appointment of a receiver, is filed by or against the Customer or, (iii) when an attachment is levied against the account(s) of the Customer with MeesPierson, or, (iv) in the event of the death or judicial declaration of incompetence of the Customer. Any sale or purchase may be made at the discretion of MeesPierson in any manner and on any market it thinks fit. In all cases, a prior demand or call, or prior notice of the time or place of sale or purchase shall not be considered a waiver of the right of MeesPierson to sell or to buy without demand or notice as herein provided. In all cases, the Customer shall be liable for any deficiency remaining in such account(s) in the event the liquidation thereof in whole or in part by MeesPierson or by the Customer. Debit balance(s) in such account(s) shall be charged with interest thereon at a rate to be determined by MeesPierson from time to time and the Customer shall promptly settle, upon demand, all liabilities outstanding to MeesPierson, together with all costs of collection (including legal fees).


4.  Customer's Account

       (a) All monies or other properties received by MeesPierson from the Customer or from any other person, including the Clearing House for the account of the Customer in respect of the futures/options contracts transacted on behalf of the Customer shall be held by MeesPierson as trustee, segregated from MeesPierson's own assets and paid into a segregated bank account.

       (b) The Customer hereby authorises MeesPierson to apply any monies which the Customer may pay to MeesPierson in order to (i) meet the obligations of MeesPierson to the Clearing House (provided that no withdrawal from the Customer's accounts with MeesPierson may be made which would have the effect that the relevant margin requirements or trading liabilities conducted on behalf of any Customer are thereby financed by any other Customer), (ii) pay commission, brokerage, levies and other proper charges for contracts transacted by MeesPierson on behalf of the Customer,
              (iii) make payments in accordance with the Customer's directions (provided that no money may be paid into another account of the Customer unless that account is also a segregated bank account). The Customer acknowledges that MeesPierson may apply such monies in or towards meeting MeesPierson's obligations to any party insofar as such obligations arise in connection with or incidental to all futures/options contracts transacted on the Customer's behalf. The Customer agrees that MeesPierson may retain interest on the Customer's money.

5.  Clearing House Account

    In respect of any account of MeesPierson maintained with the Clearing
    House, whether or not such account is maintained wholly or partly in respect of the futures/options contracts transacted on behalf of the Customer and whether or not money paid by the Customer has been paid to the Clearing House, as between MeesPierson and the Clearing House, MeesPierson deals as principal and accordingly no such account is impressed with any trust or other equitable interest in favour of the Customer and monies paid to the Clearing House are thereby freed from the trust referred to in clause 4(a) above.


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6.   Margin Call


     Margin calls must be met within the period specified by MeesPierson from time to time. MeesPierson is obliged to report to the Exchange particulars of all open positions in respect of which two successive margin calls and/or demands for variation adjustment are not met within the period specified by MeesPierson. MeesPierson may require more margin or variation adjustment than that specified by the Exchange and/or the Clearing House and/or other exchanges and may close out open positions unilaterally in respect of which any margin calls and/or demands for variation adjustments are not met.


7.   Margin Requirements


     The original and variation margin, to be determined from time to time by MeesPierson at its sole discretion, will be maintained by the Customer in any and all accounts the Customer may at any time carry with MeesPierson. If MeesPierson determines that additional margin is required, the Customer will deposit with MeesPierson such additional margin forthwith upon demand. However, notwithstanding any demand for additional margin, MeesPierson may at any time proceed in accordance with paragraph 3(e) above.

8. MeesPierson may at any time and at its sole discretion change margin requirements. New margin requirements once established shall apply to existing positions as well as to new positions. Margin requirements may be met by a deposit of cash or securities or any other form acceptable by MeesPierson and in accordance with the rules and regulations of the Exchange or other exchanges governing the relevant markets.


9.   Transactions in Foreign Currencies


     In the event that the Customer directs MeesPierson to enter into any contract on an exchange or other market on which such transactions are effected in a foreign currency: (a) any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the account and risk of the Customer; (b) all initial and subsequent deposits for margin purposes shall be made in such currency in such amounts as MeesPierson may, at its sole discretion, require; and (c) when such a contract is liquidated MeesPierson shall debit or credit the account of the Customer in the currency in which such account is denominated at a rate of exchange (where the relevant contract is denominated in a currency other than that of the account) determined by MeesPierson at its sole discretion on the basis of the then prevailing money market rates of exchange.


10.  Levies & Commission


     (a) Every contract executed on the floor of the Exchange shall be subject to applicable Compensation Fund levies and levies pursuant to Securities and Futures Commission Ordinance the cost of both of which shall be borne by the Customer.

     (b) Every contract executed in the Stock Index Futures Market on the floor of the Exchange shall be subject to the charge of a special levy pursuant to the Exchanges (Special Levy) Ordinance, the cost of which shall be borne by the Customer.

     (c) In respect of contracts executed in markets other than those organised by the Exchange, any charges levied on such contracts by the relevant markets shall be borne by the Customer.

     (d) The Customer will pay commission and other charges which MeesPierson may think fit at a rate to be determined by MeesPierson and charges pursuant to Hong Kong law or the rules of the Exchange or other exchanges governing the relevant markets.




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11.  Rules & Laws


     (a) All transactions shall be subject to the constitution, rules, regulations, customs, usages, rulings and interpretations, from time to time extant or in force of the Exchange or other markets (and of their respective clearing house, if any), where the transactions are executed by MeesPierson or MeesPierson agents. All transactions under this agreement shall also be subject to any law, rule, or regulation then applicable thereto, including but not by way of limitation, the provisions of the CTO, as amended from time to time, and the rules and regulations thereunder.

     (b) All transactions entered between MeesPierson and the Customer relating to any money, foreign currency, currency option, currency future, or currency forward contract or foreign exchange contract shall be governed by and subject to all the rules, regulations, orders and laws of the country of the currency or money concerned and those of Hong Kong and/or the by-laws, rules and regulations of the exchange concerned in which the transaction is done.

     (c) All transactions related to futures/options contracts executed in markets other than those organised by the Exchange will be subject to the rules and regulations of those markets and not those of the Exchange, with the result that the Customer may have a markedly different level and type of protection in relation to those transactions as compared to the level and type of protection afforded by the rules of the Exchange.


12.  Confirmation & Statements


     Written confirmations of the execution of the Customer's orders and statements of the Customer's accounts shall be conclusive and deemed to be accepted if not objected to in writing by the Customer directed to the address stated herein (or such other address communicated in writing by MeesPierson) within 2 working days after transmission thereof to the Customer, by mail or otherwise.


13.  Telephone recordings

     MeesPierson may record all incoming and outgoing telephone conversations with its dealing desks and marketing desks. All recordings shall be used solely for the purpose of verifying instructions given and the accuracy of transactions.



14.  Indemnity


     If MeesPierson commits a default and the Customer suffers pecuniary loss thereby, the liability of the Compensation Fund will be restricted to valid claims as provided for in the CTO and the SFC Ordinance and will be subject to the monetary limits specified in the Ordinances and accordingly that there can be no assurance that any pecuniary loss sustained by reason of such a default will necessarily be recouped from the Compensation Fund in full, in part or at all.


15.  Limitation of MeesPierson's liability

(a) Without prejudice to the remainder of this clause 15, where the Customer's account is a discretionary one the Customer agrees that MeesPierson's liability for all and any damages, losses, expenses, costs (and interest thereon) claimed by the Customer shall be excluded, save in respect of personal injury or death and/or in the case of liability arising from gross neglect, fraud or wilful default by a director or employee of MeesPierson or where and to the extent that the CTO or the rules of the Exchange prohibit



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     such exclusion. Without prejudice to clause (2)(d) hereof, the Customer acknowledges that MeesPierson will not be liable for any loss or damage suffered by the Customer whether directly or indirectly as a result of any inability or failure on the part of MeesPierson to comply with or fulfil any instructions given by or on behalf of the Customer for any cause beyond the reasonable control of MeesPierson, including but not limited to government restrictions, rulings by any exchange or regulatory body, changes in applicable laws or regulations, suspensions in trading, wars, strikes, civil disorder or other circumstances having the same or similar effect.


(b) The Customer warrants, undertakes and acknowledges that where trading is conducted pursuant to this Agreement by or on the instructions or directions or with the involvement of a Registered Trader (as defined in Chapters 10 and/or 11 of the Exchange's Rules) who is an employee of the Customer:-


(i) any act or omission or default on the part of the Registered Trader will be (as between the Customer and MeesPierson and between either of them and any third party) the sole responsibility of the Customer and the Customer will fully indemnify and hold harmless MeesPierson against any liability of whatsoever nature arising from any act or omission or default of the Registered Trader and all costs, expenses and other liabilities of MeesPierson arising therefrom and/or from any act taken by MeesPierson in the light of the Registered Trader's activities which MeesPierson considered at the time in question it was reasonable to take. To this end, the Customer will maintain at all times a valid policy or policies of insurance to cover risk to MeesPierson from the Registered Trader's presence and activities on MeesPierson's premises;

(ii) unless provided otherwise by the Exchange's Rules or any agreement entered into between the Exchange and MeesPierson, the Registered Trader shall not be an employee of MeesPierson for any purpose;

(iii) the Customer shall use its best endeavours to ensure that at all times the Registered Trader acts in a manner which does not involve any breach of the Exchange's Rules or any applicable legislation or (subject to (iv) below) which might in any way give cause for the Registered Trader's registration with the Exchange or the SFC to be put at risk;

(iv) in its absolute discretion, MeesPierson may without prior notice to the Customer impose such restrictions upon the Registered Trader (including preventing him from conducting or being involved in any trading on any of the Exchange's markets or making use of or having access to MeesPierson's facilities and equipment) as MeesPierson thinks necessary in order to protect the interests of MeesPierson's other customers, the Exchange or MeesPierson itself;

(v) on request the Customer will provide forthwith to MeesPierson such information about the Registered Trader and his trading activities (including all relevant documents) as MeesPierson thinks fit;


(vi) the Customer undertakes and will ensure that the Registered Trader does nothing which harms the interests or reputation of any other customer of MeesPierson, the Exchange, MeesPierson or any company within the MeesPierson group of companies or any employee, officer or other representative of any of them and in particular the Customer will ensure that the Registered Trade does not misuse or disclose to any third party any confidential information belonging to Mees Pierson;


(vii)the Customer will fully reimburse MeesPierson forthwith on demand for all fees, costs and other expenses incurred by it (including the costs of seeking legal or other advice) in respect of the application for registration of the Registered Trader with the Exchange and the SFC and any subsequent re-registrations or amendments to the terms of registration of the Registered Trader, including the termination of any registration.


16.  Appointment of Attorney

     The Customer appoints the Chief Executive of the Exchange (or such other persons as the Board of the Exchange may appoint) as the Customer's attorney to do all things necessary to transfer any open positions held by MeesPierson on the Customer's behalf and money and securities standing to the credit of the Customer's account with MeesPierson to another member of the Exchange in the event of MeesPierson's membership being suspended or revoked.

17.  Client Information Statement

     The Customer warrants that the information contained in the attached Client Information Statement (which is required to be completed by the Customer pursuant to Rule 601(a) of the Exchange Rules) is true and complete. The Customer will notify MeesPierson forthwith of any material changes in the information supplied in the Client Information Statement. MeesPierson is entitled to rely on such information until it has received written notice of any changes therein.

B.   RISK DISCLOSURE STATEMENT


Introduction


1. This risk disclosure statement is furnished to all clients pursuant to the rules and regulations of the Exchange.

2. The purpose of this statement is to ensure that clients only enter into futures and options contracts on the Exchange having read and understood the contents of this statement and, as a result, having understood the nature and extent of the risks involved in, and their obligations and rights in respect of, futures and options trading.

3. All clients must therefore receive a risk disclosure statement, read it, have it explained to them, understand it and confirm (by signing the acknowledgments by customer below) that they have read it and understood it.

4. No member of the Exchange ("Member") can accept an order from a client or transact any business on behalf of a client unless and until the acknowledgment attached to the risk disclosure statement has been returned to them having been duly completed by the client.

5. However, this risk disclosure statement is not intended to constitute a comprehensive statement of the risks and other significant aspects of trading in the futures and options trading. Clients must study futures and options trading in any event before they trade.

6. Further, this statement must not be taken as an endorsement or promotion by the Exchange of futures and option trading.


Risks involved in futures trading


7. The risk of significant losses through trading futures contracts can be substantial. Clients must therefore consider carefully in advance whether such trading is suitable for them in the light of their financial condition and investment objectives. In considering whether to trade in futures contracts, clients should be aware of the following:

     7.1 Clients may lose all of the initial margin fund and any additional funds deposited by them with Members for the purpose of establishing and/or maintaining a position in the futures market. If the market moves against the clients' positions, the clients may be called upon to deposit substantial amounts of additional margin funds at short notice in order to maintain the position.

          If the required funds are not provided within the prescribed time, the position may be liquidated unilaterally at a loss and the clients will be liable for any resulting deficit.

     7.2 Under certain market conditions, clients may find it difficult if not impossible to liquidate/close out a position. This can occur when for example the market makes a limit move.

     7.3 Clients can place stop loss or stop limit orders with their brokers with a view to automatically liquidating/closing out a position when the market or loss incurred reaches a certain level. However, placing such orders will not necessarily limit the clients' losses because market conditions may make it impossible to execute such orders.

     7.4 A spread position may be as risky as a simple "long" or "short" position.

     7.5 A high degree of leverage can often be achieved in futures trading because of the relatively small margin requirements. This degree of leverage can work against clients as well as for them - the leverage can lead to large losses as well as large gains.



Risks involved in options trading


8. The purchase and/or writing of options involves a high degree of risk because of, principally, the volatile nature of the stock and commodity markets. Clients must therefore consider carefully in advance whether such trading is suitable for them in the light of their financial condition and investment objectives. In considering whether to trade in options contracts, clients should be aware of the following:

     8.1 Both buyer and seller of an option must be aware of the subject-matter of the option and whether or not the subject-matter, e.g. a stock or a commodity, is to be delivered or received or if the option is to be settled by a cash-payment. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see section 7 above).

     8.2 If the market moves against the writers of options, additional margin is likely to be required from the writers at short notice. Option writers are liable for potentially unlimited losses whilst their gains are limited to the option premium. The writer of an option will also be exposed to the risk of the purchaser exercising the option, in which case the writer will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the writer will acquire a position in a future with associated liabilities for margin (see the section 7 above). If the option is 'covered' by the writer holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

     8.3 Options are wasting assets; it is possible that option holders may suffer the loss of the whole premium paid in respect of the option. In order to close out an open option position (whether at a profit or otherwise), it is necessary to either exercise the option or offset the long position in the market through a closing trade. However, market conditions may make it impossible to execute such orders.

     8.4 Some options can be exercised only on the expiry date (e.g. Hang Seng Index Options). Other options may be exercised at any time before expiration.

     8.5 A high degree of leverage can often be achieved in options trading. This degree of leverage can work against clients as well as for them - the leverage can lead to large losses as well as large gains.

     8.6 Both buyers and sellers of options should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

     8.7 Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that times.


Risks involved in trading in Hang Seng China Enterprises Index Futures Contracts


9. Trading in Hang Seng China Enterprises Index Futures Contracts is subject to the risks described in section 7 above. In addition to those risks, the trading will involve the following potential risks:

     9.1 Political Risks: A change of leadership or political or social unrest in the People's Republic of China ("the PRC") may lead to major changes in economic and other policies. It is noted however that the Government of the PRC has been carrying out an open-door policy since 1978.

     9.2 Economic Risks: The PRC Government plans to replace the PRC's planned economy with a socialist market economy. (The planned economy involves the State Planning Commission directly influencing the development of the economy, including the operation of businesses and control over citizen's income, and consumption levels and patterns.) The PRC economy is in a transition stage. Central government continues to exercise an important influence on many aspects of the operation of businesses in the PRC and the pace of economic development and change. It may therefore be a considerable time before market forces become a major factor in the allocation of resources in the PRC economy.

     9.3 Foreign Currency Risks: The PRC Government controls and manages its foreign exchange reserves through measures including import-export restrictions and regulations directly controlling the conversion of Renminbi ("RMB") into foreign currencies. With effect from 1st January 1994 the foreign exchange control system has been further reformed by the incorporation of the official RMB and swap RMB exchange rates. This has resulted in a centralised inter-bank foreign exchange trading centre supervised and controlled by the People's Bank of China through the State Foreign Exchange Administration. In the PRC all foreign exchange transactions involving RMB must be effected through authorised banks designated by the People's Bank and at rates calculated by the People's Bank based on the price of the foreign currency and taking into account:

          9.3.1 dealings on the previous day in the inter-bank foreign exchange market;

          9.3.2 the median rate for daily foreign exchange rates between RMB and U.S. dollars published after taking into account fluctuations in the international foreign exchange market;

          9.3.3     the exchange rates between RMB and other major currencies.

     Such adopted rates float within a range prescribed by the People's Bank. Although the conversion of RMB into Hong Kong dollars or other currencies is generally completed without delay at the authorised banks, there is no guarantee that such conversions can be carried out at all times. All foreign exchange income of Chinese enterprises (apart from enterprises with foreign investments) must be settled and sold to authorised banks in accordance with the authorised bank's published exchange rates.

     9.4  Legal and regulatory risks:

          (a) Corporate law: PRC company law is in its infancy; provisions for the protection of shareholders' rights and access to corporate information are different from those in Hong Kong and other developed countries. There are no nationally applicable corporate PRC laws, apart from the Standard Opinion which currently forms the basis of the legal framework governing joint stock limited companies.

          (b) Securities law: PRC securities law is incomplete. The regulatory framework of the PRC securities industry is in its infancy. Currently there is no PRC law applicable to PRC enterprises seeking to issue shares and obtain listings outside the PRC, although the securities rules and regulations applicable to PRC companies seeking to issue shares and obtain listings within the PRC are generally applied.

          (c) Tax law: Shares in PRC companies are a relatively new form of investment in the PRC. It is uncertain whether income or capital gains arising from dealings in such shares will be chargeable to tax and, if so, how.

     Generally, PRC company law is materially different from Hong Kong company law, particularly in the area of investor protection. The lack of investor protection in the PRC is compensated to some extent by the mandatory requirements of the Stock Exchange of Hong Kong Limited that PRC companies listed in Hong Kong have certain provisions in their Articles of Association. Key material differences between PRC and Hong Kong company law include: derivative actions by minority shareholders and other minority protection; remedies against misfeasant directors, financial disclosure, variation of class rights, general meeting procedures and payment of dividends.



Risks involved in trading in currencies futures and options contracts


10. Trading in currencies futures and options contracts is subject to the risks described in sections 7 and 8 above. Clients must ensure in advance of any trading that they are familiar with those risks and the systemic risks involved in trading in currencies generally, including volatility, exchange restrictions and the risk of major systemic collapses in currency markets.

11. The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

12. The One Day Rolling Currency Futures Contract ("ODRCF Contract"), similar to other exchange-traded futures contracts, provides a versatile and well-leveraged investment vehicle to investors. However, increases in both the volatility of the relative currency value and the volume of world trade have resulted in an exposure to dramatically higher foreign exchange risk in recent years. It has not been uncommon for major currencies to fluctuate in value by twenty or thirty percent vis-a-vis the U.S. dollar in a period of less than one year. In addition, a variety of other factors including interest rate movements, macro and micro economic conditions and political stability may also affect the value of currencies.

13. Investors should only participate in the ODRCF market if they fully appreciate the risks inherent in the foreign exchange market and employ strategies consistent with their currency value expectations, investment objectives and tolerance for risk. Investors should also be aware of the potential risks associated with possible exchange rate fluctuations where foreign exchange investments are priced and/or settled in a currency other than their home currency.


Other risks involved in trading futures and option contracts

14. You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g. the circumstances under which you may become obliged to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

15. Market conditions (e.g. illiquidity) and/or the operation of the rules of certain markets (e.g. the suspension of trading in any contract or contract month because of price limits or 'circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

16. Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge 'fair' value.

17. You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specific legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

18. Before you begin to trade, you should obtain a clear explanation of all commissions, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

19. If you wish your broker to trade for you in markets other than those operated by the Exchange, you must ensure that your broker is permitted to trade in those markets and that you are familiar with the requirements of, and types of redress in, those markets. The Exchange cannot and will not supervise your broker's trading in those markets and the Compensation Fund established under the Commodities Trading Ordinance is not available for defaults in trading on those markets. Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected.

20. Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary: you should ask the firm with which you deal for details in this respect.

21. Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risks associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

22. In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transactions. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

C.   DISCLOSURE OF COMPANY INFORMATION

1. In accordance with Rule 601(c) of the Exchange's Rules, we disclose the following to you:

     Company Name                   :    MeesPierson Futures Clearing Services
                                         (Asia) Limited

     Membership category            :    Futures Commission Merchant

     Registration number (required
     by the Commodities Trading
     Ordinance)                     :    CDC 370

     Staff responsible for your
     account                        :

                                    Dealing Director/
            Name                   Dealer Representative        Registration No.
            ----                   ---------------------        ----------------

     Michiel Alexander de Boer        Dealing Director               CD 1089

     Emma Jane McDonald               Dealer Director                CD 1221

D. EXPLANATION OF MARGIN PROCEDURES AND UNILATERAL CLOSING OUT OF CLIENTS' POSITIONS


     Pursuant to Rule 602(q) of the Exchange's Rules, MeesPierson is required to explain the margin procedures and the circumstances under which the Customer's positions may be closed out without the Customer's consent. For the purposes of Rule 602(q), the following explanation is given.


     Margin Procedures

     1. The Agreement sets out detailed provisions regarding the operation of margin calls and requirements: see in particular clauses 6 and 7 of the Agreement.

     2. MeesPierson follows all margin rules laid down by all Exchanges on which products are traded on margin.

     3. Any changes in margin requirements (whether imposed by the Exchange or by MeesPierson) will be communicated to the Customer by MeesPierson's representatives in an appropriate manner.

     Unilateral closing out of the Customer's positions

     4. The Customer must remember that, in the event of a default, MeesPierson may close out the Customer's open positions without prior notice to or consent from the Customer as provided for by the terms of the Agreement. MeesPierson has reserved in the Agreement the right to close out any open position(s) without notice (i) when the margins on deposit with MeesPierson are exhausted, inadequate in the opinion of MeesPierson to protect it against possible price fluctuations or any adverse conditions or (ii) any other appropriate circumstances.

     5. No conduct or omission on behalf of MeesPierson, nor any agreement purportedly entered into on MeesPierson's behalf (save an agreement in accordance with the terms of the Agreement), shall constitute any form of waiver or variation or relaxation MeesPierson's rights to close out the Customer's positions unilaterally.

     6. Any steps taken by MeesPierson to close out the Customer's positions unilaterally will be entirely without prejudice to MeesPierson's other rights under the Agreement and otherwise, in particular the right to payments from the Customer of all amounts outstanding.

E.   STATEMENT OF PARTICULARS OF APPROVED CONTRACTS

     MeesPierson is licensed to trade in the products approved by the Exchange from time to time. MeesPierson will provide contract specifications for those products to the client.

F.   ACKNOWLEDGEMENTS BY CUSTOMER

     I/We acknowledge that:

     (i) I/We have read carefully the Agreement (section A) and additional sections B to E above.

     (ii) the contents of the Agreement and the additional sections have been fully explained to me/us in a language which I/we understand. I/We have agreed to the Agreement, the additional sections and the attachments referred to in those documents being in English and with their contents.

     (iii) I/We have been provided with a copy of the Exchange's disclaimer in relation to indices and proprietary products developed by the Exchange and I/We confirm that I/We have read this disclaimer prior to entering into this Agreement.

     (iv) I/We have been given an adequate opportunity to ask questions of MeesPierson's representatives and to consult my/our own legal advisers about the Agreement, the additional sections and the attachments.

     (iv) I/We have received the Agreement, the additional sections and the attachments.

     (v)   I am/We are trading on my/our own account.





Signed by (if an individual) or for and on behalf of (if a corporation)


/s/ AUBREY JUDSON ELLIS JR.


the customer: Hull Trading Company, L.L.C.


Dated: August 26, 1998                                     (Company Chop)

FOR CORPORATION(S) :

Signed on behalf of the Corporation below-mentioned pursuant to a resolution duly passed at a duly convened and held meeting of the Board of Directors thereof, a certified copy of which is annexed hereto.

For and on behalf of Hull Trading Company, L.L.C.

Name  : Aubrey Judson Ellis, Jr.

Title : Principal


/s/ AUBREY JUDSON ELLIS JR.
_____________________________________
Signature









                                          ACCEPTED BY :


Name :                                    For and on behalf of
                                          MeesPierson Futures Clearing Services
                                          (Asia) Limited



_____________________________________     ______________________________________
Signature                                 Director


                                      -20-